AMENDMENT NO. 1 TO THE
2007 STOCK INCENTIVE PLAN

FOR KEY EMPLOYEES OF

DOLLAR GENERAL CORPORATION AND ITS AFFILIATES

This Amendment No. 1 (the “Amendment”) to the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “Plan”) is effective as of May 29, 2008.  Except as otherwise defined in this Agreement, capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

1.

Section 2(f) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following language:

“Common Stock” or “Share” means the common stock, par value $0.50 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

2.

The first sentence of Section 6(a) of the Plan is hereby amended by deleting such sentence in its entirety and replacing it with the following language:

The number of Shares available for Grants under this Plan shall be 27.5 million, no more than 24 million of which shall be available for grant in the form of Stock Options, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law.

3.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein. The provisions of Sections 11 of the Plan are hereby incorporated by reference.

4.

References to the “Plan” contained in the Plan shall mean the Plan as amended by this Amendment. Except as so modified pursuant to this Amendment, the Plan is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

This Amendment was duly authorized by the Board and approved by the Company’s shareholders on May 29, 2008.